CONSENT OF INEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Selected American Shares, Inc. and to the inclusion of our report dated January 31, 1997 to the Shareholders and Board of Directors/Trustees of Selected American Shares, Inc., Selected Special Shares Inc. and Selected Capital Preservation Trust.


                                        TAIT WELLER & BAKER
                                        -------------------
                                        TAIT WELLER & BAKER

Philadelphia, Pennsylvania
April 28, 1997